                                                                     EXHIBIT 2.1

================================================================================










                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      UNIVERSAL COMPRESSION HOLDINGS, INC.,

                          UNIVERSAL COMPRESSION, INC.,

                         GAS COMPRESSION SERVICES, INC.,

                          THE REUBEN JAMES HELTON TRUST
                             DATED JANUARY 24, 2000

                                       AND

                                  MICHAEL PAHL



                           DATED AS OF AUGUST 4, 2000









================================================================================

                                TABLE OF CONTENTS

ARTICLE I THE MERGER..............................................................................................2
   Section 1.1.       The Merger..................................................................................2
   Section 1.2.       Effective Time; Closing.....................................................................2
   Section 1.3.       Effect of the Merger........................................................................2
   Section 1.4.       Merger Consideration; Conversion of Company Common Stock....................................3
   Section 1.5.       Escrowed Shares.............................................................................4
   Section 1.6.       Tax-Free Reorganization.....................................................................4
   Section 1.7.       Withholding Rights..........................................................................4

ARTICLE II THE SURVIVING CORPORATION..............................................................................4
   Section 2.1.       Articles of Incorporation...................................................................4
   Section 2.2.       Bylaws......................................................................................5
   Section 2.3.       Directors and Officers......................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY HOLDERS.................................5
   Section 3.1.       Organization, Good Standing, Capitalization and Authority...................................5
   Section 3.2.       No Conflict.................................................................................7
   Section 3.3.       Required Filings and Consents...............................................................8
   Section 3.4.       Compliance..................................................................................8
   Section 3.5.       Government Licenses, Permits and Related Approvals..........................................8
   Section 3.6.       Financial Statements; Liabilities...........................................................8
   Section 3.7.       Absence of Certain Changes or Events........................................................9
   Section 3.8.       Taxes.......................................................................................9
   Section 3.9.       Title to Assets............................................................................10
   Section 3.10.      Condition of Equipment and Inventory.......................................................11
   Section 3.11.      Change of Control Agreements...............................................................12
   Section 3.12.      Litigation.................................................................................12
   Section 3.13.      Contracts and Commitments..................................................................12
   Section 3.14.      Compression Contracts......................................................................13
   Section 3.15.      Warranties and Product Liability...........................................................13
   Section 3.16.      Customers and Suppliers....................................................................14
   Section 3.17.      Employees..................................................................................14
   Section 3.18.      Employee Benefit Plans.....................................................................14
   Section 3.19.      Labor and Employment Matters...............................................................15
   Section 3.20.      Environmental Compliance and Disclosure....................................................16
   Section 3.21.      Intellectual Property......................................................................17
   Section 3.22.      Brokers....................................................................................17
   Section 3.23.      Insurance Policies.........................................................................18
   Section 3.24.      Notes and Accounts Receivable..............................................................18
   Section 3.25.      Transactions with Affiliates...............................................................18
   Section 3.26.      Books and Records..........................................................................19
   Section 3.27.      Bank Accounts..............................................................................19
   Section 3.28.      The Trust; Fiduciary Capacity..............................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT..............................................................19
   Section 4.1.       Organization and Standing..................................................................19
   Section 4.2.       Capitalization.............................................................................20
   Section 4.3.       Corporate Authority........................................................................20



   Section 4.4.       No Conflict................................................................................21
   Section 4.5.       Required Filings and Consents..............................................................21
   Section 4.6.       Compliance.................................................................................21
   Section 4.7.       SEC Filings; Financial Statements..........................................................22
   Section 4.8.       Absence of Certain Changes or Events.......................................................22
   Section 4.9.       Litigation.................................................................................22
   Section 4.10.      Brokers....................................................................................22

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..............................................................23
   Section 5.1.       Covenants of the GCS Entities..............................................................23
   Section 5.2.       Covenants of Parent........................................................................25

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................26
   Section 6.1.       Access.....................................................................................26
   Section 6.2.       Reasonable Efforts; Consents and Approvals.................................................26
   Section 6.3.       Exclusive Dealing..........................................................................27
   Section 6.4.       Pahl Option................................................................................28
   Section 6.5.       Affiliated Companies.......................................................................28
   Section 6.6.       Transactions with Sub......................................................................28
   Section 6.7.       Benefit Plans..............................................................................29
   Section 6.8.       Fees and Expenses..........................................................................29
   Section 6.9.       Public Announcements.......................................................................29
   Section 6.10.      Listing....................................................................................29
   Section 6.11.      Tax Treatment..............................................................................30
   Section 6.12.      Board Participation........................................................................30
   Section 6.13.      Further Assurances.........................................................................30
   Section 6.14.      Registration of the Sale of Merger Shares..................................................30
   Section 6.15.      Notices of Certain Events..................................................................30

ARTICLE VII CONDITIONS...........................................................................................31
   Section 7.1.       Conditions to the Obligation of Each Party.................................................31
   Section 7.2.       Conditions to Obligations of Parent and Sub to Effect the Merger...........................31
   Section 7.3.       Conditions to Obligations of the Company and the Company
                           Holders to Effect the Merger..........................................................33

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................34
   Section 8.1.       Termination................................................................................34
   Section 8.2.       Effect of Termination......................................................................35
   Section 8.3.       Amendments.................................................................................35
   Section 8.4.       Waiver.....................................................................................35

ARTICLE IX INDEMNIFICATION.......................................................................................35
   Section 9.1.       Company Holders' Indemnification Obligations...............................................35
   Section 9.2.       Parent's Indemnification Obligations.......................................................36
   Section 9.3.       Survival...................................................................................36
   Section 9.4.       Threshold..................................................................................36
   Section 9.5.       Notice of Claim............................................................................36
   Section 9.6.       Defense....................................................................................37
   Section 9.7.       Limitation on Recourse.....................................................................37
   Section 9.8.       Express Negligence.........................................................................38

ARTICLE X GENERAL PROVISIONS.....................................................................................38
   Section 10.1.      No Third Party Beneficiaries...............................................................38
   Section 10.2.      Entire Agreement...........................................................................38


   Section 10.3.      Succession and Assignment..................................................................38
   Section 10.4.      Counterparts...............................................................................39
   Section 10.5.      Headings...................................................................................39
   Section 10.6.      Governing Law..............................................................................39
   Section 10.7.      Consent to Jurisdiction; Waiver of Jury Trial..............................................39
   Section 10.8.      Severability...............................................................................39
   Section 10.9.      Specific Performance.......................................................................39
   Section 10.10.     Construction...............................................................................40
   Section 10.11.     Certain Definitions........................................................................40
   Section 10.12.     Notices....................................................................................40






EXHIBITS

Exhibit A                    Form of Escrow Agreement
Exhibit B                    Form of Special Retention Bonus Plan
Exhibit C                    Form of Special Retention Payment Plan
Exhibit D                    Board Participation Letter Agreement
Exhibit E                    Form of Lock-up Letter
Exhibit F                    Form of Legal Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.
Exhibit G                    Form of Legal Opinion of Warner Norcross & Judd, L.L.P.
Exhibit H                    Form of Legal Opinion of Zerafa Law Offices, P.C.
Exhibit I                    Form of Certificate of Trustee
Exhibit J                    Form of Registration Agreement
Exhibit K                    Form of Legal Opinion of Valerie L. Banner
Exhibit L                    Form of Legal Opinion of King & Spalding

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 4, 2000, by and among Universal Compression Holdings, Inc., a Delaware corporation ("Parent"), Universal Compression, Inc., a Texas corporation and wholly owned subsidiary of Parent ("Sub"), Gas Compression Services, Inc., a Michigan corporation (the "Company"), the Reuben James Helton Trust Dated January 24, 2000, a revocable trust formed pursuant to the laws of the State of Michigan, which, as of the date hereof, is the sole stockholder of the Company (the "Stockholder"), and Michael Pahl, an individual resident of the State of Michigan and, as of the date hereof, the sole holder of an option to acquire capital stock of the Company (the "Optionholder") (the Stockholder and the Optionholder, collectively, the "Company Holders" or the "Stockholders").


                                  WITNESSETH:

         WHEREAS, the respective Boards of Directors of each of Parent, Sub and the Company deem it advisable and in the best interests of each corporation and its respective shareholders, that Parent and the Company combine in order to advance the long-term business strategies of Parent and the Company;

         WHEREAS, the Board of Directors of the Company has unanimously determined that the merger of the Company with and into Sub (the "Merger") and this Agreement are fair to, and in the best interests of, the Company and the holder of the common stock of the Company, par value $1.00 per share (the "Company Common Stock");

         WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, Parent and the holders of the common stock of Parent, par value $.01 per share (the "Parent Common Stock");

         WHEREAS, the respective Boards of Directors of each of Parent, Sub and the Company have approved this Agreement and the Merger on the terms and conditions contained in this Agreement;

         WHEREAS, Parent, as the sole shareholder of Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement in accordance with the requirements of the Texas Business Corporation Act (the "TBCA") and the articles of incorporation and bylaws of Sub;

         WHEREAS, the Stockholder, as the sole shareholder of the Company as of the date hereof, has approved this Agreement, the Merger and the transactions contemplated by this Agreement in accordance with the requirements of the Michigan Business Corporation Act (the "MBCA") and the certificate of incorporation and bylaws of the Company, and the Optionholder approves this Agreement, the Merger and the transactions contemplated by this Agreement; and

         WHEREAS, for federal income tax purposes, the parties hereto intend that the Merger shall qualify as a "reorganization" within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the TBCA and the MBCA, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of Sub, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall continue to be governed by the laws of the State of Texas.

         Section 1.2. Effective Time; Closing. As promptly as practicable, and in any event within three Business Days (as such term is defined in Section
10.11 hereof) after the satisfaction or waiver of the conditions set forth in
Article VII hereof, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas and a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Michigan, and by making all other filings or recordings required under the TBCA and the MBCA in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the TBCA and the MBCA. The Merger shall become effective after the Articles of Merger are duly filed with the Secretary of State of the State of Texas and the Certificate of Merger is duly filed with the Secretary of State of the State of Michigan at such time on the date of such filings as the parties hereto agree shall be specified in the Articles of Merger and the Certificate of Merger (the date and time that the Merger becomes effective, the "Effective Time"). On the date of such filings, a closing (the "Closing") shall be held at 10:00 a.m., Houston, Texas time, at the offices of King & Spalding, 1100 Louisiana Street, Suite 3300, Houston, Texas 77002, or at such other time and location as the parties hereto shall otherwise agree. The date on which the Closing occurs is referred to herein as the "Closing Date." Except as otherwise specified herein, each reference to the Closing or the Closing Date refers to the time on the Closing Date immediately prior to the Effective Time.

         Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA and the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall continue to be, or become, as the case may be, the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         Section 1.4. Merger Consideration; Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(b) hereof, if any) shall be canceled and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive (subject to the escrow arrangements described in Section 1.5 below) (i) $241.7199 in cash (such cash, the "Merger Cash") and (ii) a number of shares of Parent Common Stock equal to the lesser of X or Y, where X is equal to 42 and Y is equal to the quotient determined by dividing $1,035.0104 by the weighted average sales price of Parent Common Stock on the New York Stock Exchange (the "NYSE") for the 20 consecutive trading days ending the third Business Day prior to the Closing Date (such shares, the "Merger Shares") (such Merger Cash and Merger Shares, the "Merger Consideration"), subject to the applicable escrow arrangements described in
Section 1.5 below. As of the Closing Date, the Merger Shares will be duly authorized, validly issued, fully paid and non-assessable, but the issuance will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities Laws, provided, however, the subsequent offering and sale of the Merger Shares by the Stockholders will be subject to registration as described in the Registration Agreement referred to in Section 6.14 hereof. The Merger Cash will be paid to the record holders of Company Common Stock by wire transfer of immediately available funds immediately after the Effective Time. The certificates with appropriate legends representing the Merger Shares will be delivered to the record holders of Company Common Stock (or, as provided in Section 1.5 into escrow) immediately after the Effective Time.

                  (b) Each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

                  (c) At the Effective Time, all shares of Company Common Stock converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.4(a).

                  (d) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and continue unchanged by virtue of the Merger, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (e) No fractional shares of Parent Common Stock shall be issued in the Merger. In lieu of any such fractional shares, the Company Holders, the only stockholders of the Company immediately prior to the Merger, will receive the next highest whole number of a share of Parent Common Stock.

         Section 1.5. Escrowed Shares. Immediately after the Effective Time, the parties shall cause to be deposited in escrow such number of the Merger Shares (the "Escrowed Shares") as is equal to 9.5652% of the number of Merger Shares otherwise issuable to each holder of Company Common Stock pursuant to Section 1.4(a) (provided that no fractional share will be deposited but instead the next highest number of whole shares of Parent Common Stock shall be deposited), pursuant to an Escrow Agreement to be entered into by the Company Holders and Parent, which Escrow Agreement shall be substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Escrowed Shares shall be released to Parent as needed during the escrow period to cover (i) any amounts to which Parent may be entitled pursuant to Article IX hereof, (ii) any amounts in excess of $250,000 payable to or on behalf of Ms. Colleen Yuncker in connection with this Agreement, the transactions contemplated hereby, or any termination of or change in her employment in connection herewith or therewith (whether pursuant to the Agreement dated June 26, 2000 between Ms. Yuncker and the Company (the "Yuncker Agreement") or any other agreement of the GCS Entities entered into prior to the Effective Time, and (iii) the costs associated with the retention plans substantially in the forms of Exhibits B and C hereto (collectively, the "Retention Plan"), each as described more fully in the Escrow Agreement; provided, however, that the maximum aggregate amount of Escrowed Shares to which Parent shall be entitled for (ii) and (iii) above shall not exceed that number of Escrowed Shares valued at $800,000. Each Escrowed Share so released to Parent shall be released and valued as provided in the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, (x) on June 30, 2001, all Escrowed Shares except for those with an aggregate value of $1,800,000 and those subject to pending claims shall be released to the Stockholders; and (y) on June 30, 2002,
(A) Escrowed Shares with an aggregate value of $1,000,000 shall be released to Parent, (B) Escrowed Shares subject to any pending claims shall be retained in escrow and (C) all remaining Escrowed Shares shall be released to the Stockholders.

         Section 1.6. Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code. The parties hereto agree to report the Merger as, and to use their reasonable efforts to cause the Merger to constitute, a reorganization under the provisions of Section 368(a).

         Section 1.7. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Stockholders such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholders in respect of which such deduction and withholding was made by the Surviving Corporation.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

Section 2.1. Articles of Incorporation. The Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving

Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law and such Articles of Incorporation.

         Section 2.2. Bylaws. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         Section 2.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the directors and officers of Sub at the Effective Time shall continue to be the directors and officers of the Surviving Corporation.

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY HOLDERS

         The Company, the Stockholder and the Optionholder hereby jointly and severally represent and warrant (except as to Section 3.28, as to which the Stockholder, solely and severally, represents and warrants) to each of the other parties hereto as follows:

         Section 3.1. Organization, Good Standing, Capitalization and Authority.

                  (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted. The Company has no subsidiaries other than Gas Compression Realty, L.L.C., a Michigan limited liability company (the "Subsidiary"). Each of the Subsidiary, GCFC and Distributing (as such terms are defined in Section 3.1(b) below) (i) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has full power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted. Each of the Company, the Subsidiary, GCFC and Distributing (collectively, the "GCS Entities" and individually, a "GCS Entity") is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company has furnished to Parent correct and complete copies of its articles of incorporation (the "Company Articles of Incorporation") and bylaws (the "Company Bylaws"), and the charter, bylaws, certificate of formation and other organizational documents of GCFC and Distributing (collectively, the "Affiliated Companies") and the Subsidiary, each as amended to date. Such articles of incorporation, bylaws, certificates of formation and other organizational documents are in full force and effect, and none of the GCS Entities is in violation of any provision thereof. The term "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that materially adversely affects the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the GCS Entities, taken as a whole, except to the extent that any such change, event or effect is the result of adverse changes in economic conditions in or affecting the U.S. gas compression service industry generally.

                  (b) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock. As of the date hereof, 40,000 shares of Company Common Stock are issued and outstanding and as of the Closing Date, 44,444 shares of Company Common Stock will be issued and outstanding. All of such shares are (or, with respect to the 4,444 shares of Company Common Stock to be issued pursuant to exercise of Optionholder's option, will be as of the Closing Date) validly issued, fully paid and nonassessable and free of preemptive rights, and no shares of Company Common Stock will as of the Closing Date be held in the treasury of the Company. Other than the option granted to Optionholder pursuant to that certain Stock Option Agreement dated August 1, 1995, which shall be amended to comply with Section 6.4 of this Agreement (the "Pahl Option"), and the contingent equity-based cash payment rights of Ms. Colleen Yuncker pursuant to the Yuncker Agreement; (i) there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized relating to the issued or unissued capital stock or membership interests of any of the GCS Entities or obligating any of them to issue or sell any shares of capital stock or membership interests of, or options, warrants, convertible securities, subscriptions or other equity interests in, any of the GCS Entities; (ii) there are no outstanding contractual obligations of the GCS Entities to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity interests in the Subsidiary or the Affiliated Companies or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person; and (iii) as of the date hereof, the Stockholder owns, and immediately prior to the Effective Time the Stockholders shall own, all of the issued and outstanding capital stock of the Company, free and clear of all security interests, liens, claims, pledges, options rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date hereof: (x) the Company owns beneficially and of record 99% and Chad Helton owns beneficially and of record 1% of the issued and outstanding ownership interests in the Subsidiary;
(y) the Stockholder owns 79% and the Optionholder owns beneficially and of record 21% of the issued and outstanding shares of capital stock of Gas Compression Finance Corporation, a Michigan corporation ("GCFC"); and (z) the Stockholder owns 79% and Randy Irish owns 21% of the issued and outstanding ownership interests in G.C.S. Distributing L.L.C., a Texas limited liability company ("Distributing"). As of the Closing Date in accordance with the transactions contemplated in this Agreement: (x) the Company will own beneficially and of record 100% of the issued and outstanding ownership interests in the Subsidiary; (y) each of the Stockholder and the Optionholder will own 79% and 21%, respectively, of the issued and outstanding shares of capital stock of GCFC; and (z) each of the Stockholder and the Company will own 79% and 21%, respectively, of the issued and outstanding ownership interests in Distributing. The Company does not own an equity interest in any other corporation, partnership or entity other than the Subsidiary. Each outstanding equity interest in the Subsidiary, GCFC and Distributing is or on the Closing Date will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) Each of the Company and the Company Holders has all necessary power and authority to execute and deliver this Agreement and the other agreements contemplated in this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the approval of the Board of Directors of the Company and the approval of all security holders entitled to vote thereon pursuant to the MBCA) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, (i) with respect to the Merger, the filing and recordation of appropriate merger documents as required by applicable Law (as hereafter defined) and (ii) with respect to the transactions contemplated in Sections 6.4, 6.5 and 6.6, the completion of the other corporate proceedings contemplated in Sections 6.4, 6.5 and 6.6). This Agreement has been, and at Closing the other agreements contemplated in this Agreement will have been, duly executed and delivered by the Company, the Stockholder and the Optionholder and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of each of the Company, the Stockholder and the Optionholder enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


                  (d) The Board of Directors of the Company has (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are in the best interests of the Company and the Stockholders and
(ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby. No state anti-takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

         Section 3.2. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the Company Articles of Incorporation or Company Bylaws or the organizational documents of the Subsidiary or the Affiliated Companies, (ii) subject to Section 3.3 hereof, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to any of the GCS Entities or by which any property or asset of any of the GCS Entities is bound or affected, or
(iii) except as set forth in that certain letter dated the date hereof from the Company and the Company Holders to Parent with respect to certain disclosure matters (the "Company Disclosure Letter"), result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of any of the GCS Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the GCS Entities is a party or by which any of them or any of their properties or assets are bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.3. Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the transactions contemplated hereby and the performance of this Agreement by the Company and the Company Holders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.4. Compliance. Except as disclosed in the Company Disclosure Letter, each of the GCS Entities and the Stockholder Properties (as defined in Section 6.6 hereof) (i) has been operated at all times in compliance with all Laws applicable to them or by which any property, business or asset of any of them is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures or similar agreements or similar obligations to which any of the GCS Entities is a party or by which any of them or any of their properties or assets is bound or affected, except in the case of clause (i) which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.5. Government Licenses, Permits and Related Approvals. The Company Disclosure Letter contains a complete and accurate list of all licenses, permits, registrations and approvals of Governmental Entities required for the Stockholder Properties and each of the GCS Entities to own, lease or operate their assets and properties and to conduct and operate their business in the manner currently conducted and operated, including, without limitation, all air emission permits for compressors (collectively, the "Permits"), true and complete copies of which have been previously furnished or made available for copying to Parent and all of which are valid and in full force and effect, except in each case for Permits as to which failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business of the GCS Entities taken as a whole. Each of the GCS Entities is in compliance in all respects with the terms and conditions of all of the Permits applicable to such entity, except in each case for Permits as to which failure to comply with such terms and conditions would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business of the GCS Entities taken as a whole. No representation or warranty is made in this Section 3.5 with respect to any matter that is the subject of a more specific representation in this Article III (including, without limitation and only as an example, Section 3.20).

         Section 3.6. Financial Statements; Liabilities. The Company has heretofore furnished Parent (i) the audited consolidated balance sheets of the Company as of July 31, 1998 and July

31, 1999, and the related consolidated statements of income, stockholders' equity and cash flow for the years then ended, all certified by Follmer, Rudzewicz & Co., P.C. (the "Auditors"), whose unqualified reports thereon are included therewith (the "Audited Historical Financial Statements"), and (ii) the unaudited unconsolidated balance sheets of each of the GCS Entities as of June 30, 2000, and the related unconsolidated statements of income, stockholders' equity and cash flow for the eleven-month period then ended (the "Interim Financial Statements"). The Historical Audited Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and present fairly, in all material respects, the Company's consolidated financial condition, results of the operations and cash flows as of the dates and for the periods presented. The Interim Financial Statements were prepared in good faith and in a manner consistent with the Company's normal operating practices and are subject to audit adjustments and accruals. The audited consolidated balance sheet of the Company as of July 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flow for the year then ended (each including footnotes thereto) (the "Current Audited Financial Statements"), which will be delivered to the Parent prior to the Closing Date, when so delivered (i) will have been certified by the Auditors with unqualified reports thereto, (ii) will have been prepared in accordance with GAAP consistently applied, (iii) will present fairly, in all material respects, the Company's consolidated financial condition, results of the operations and cash flows as of the dates and for the periods presented, and (iv) will not disclose any material adverse change from the information disclosed in the Interim Financial Statements or pursuant to this Agreement, including, without limitation, any material adverse change in liabilities and assets.

         Section 3.7. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter, during the period from July 31, 1999 to the date of this Agreement, the GCS Entities have conducted their respective businesses in a manner substantially consistent with past practice and there has not occurred (i) any condition that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or GCFC or equity interests of the Subsidiary or Distributing, (iii) any change in accounting methods, principles or practices employed by any of the GCS Entities,
(iv) any material write-off as uncollectible of any notes or accounts receivable, except write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the applicable GCS Entity, (v) any material increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or other key employee of any of the GCS Entities, or of any other employee of the GCS Entities not in the ordinary course and consistent with past practice, (vi) any cancellation or waiver of any claims or rights of substantial value that would reasonably be expected to have a Company Material Adverse Effect, (vii) any sale, lease or other disposition of any material assets or material equipment except in the ordinary course of business, (viii) any material capital expenditures other than in the ordinary course of business, or (ix) any action of the type described in Section 5.1(a),
(d) or (e) which, had such action been taken after the date of this Agreement, would be in violation of such Section.

         Section 3.8. Taxes. Except as disclosed in the Company Disclosure Schedule, each of the GCS Entities has timely filed all Tax Returns (as hereinafter defined) required to be filed by it, except where the failure to file Tax Returns that would not reasonably be expected to be material to the applicable GCS Entity. All such Tax Returns are correct and complete and accurately reflect the taxes due from the GCS Entities in all material respects. All Taxes (as hereinafter defined) of any of the GCS Entities which are (i) shown as due on such Tax Returns or (ii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which reserves have been established in the Interim Financial Statements or will be established in the Current Audited Financial Statements in accordance with GAAP. There are no liens for any Taxes payable upon the assets of any of the GCS Entities, other than statutory liens for Taxes not yet due and payable or being contested in good faith. The Company has no Knowledge of any threatened material Tax claims or assessments. None of the GCS Entities has made an election under Section 341(f) of the Code. Except as set forth in the Company Disclosure Letter, none the GCS Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The GCS Entities have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except where a failure to withhold and pay would be immaterial to the GCS Entities taken as a whole. GCFC has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since its inception and will be an S corporation up to and including the time immediately prior to the Effective Time. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, business, employment, payroll, premium, withholding, social security, alternative or added minimum, ad valorem, service, leasing, occupation, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including without limitation the Michigan Single Business Tax, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 3.9. Title to Assets.

                  (a) Each of the GCS Entities has good and marketable title to, or a valid leasehold interest in, all of its real property, compressors, and other material personal property and assets reflected on the balance sheet of the Current Audited Financial Statements as owned or leased by it, and as of the Closing Date, the Stockholder will have good and marketable title to the Stockholder Properties, in each case free and clear of all mortgages, title defects, liens, pledges, security interests, encumbrances, restrictions, reservations, covenants and adverse claims, except for (i) liens, encumbrances or restrictions which secure indebtedness disclosed in the Company Disclosure Letter; (ii) liens for Taxes not yet payable or being contested in good faith;
(iii) liens arising as a matter of law in the ordinary course of business; (iv) matters set forth in the title policies related to the real property, including the Stockholder Properties, referred to in Section 3.9(b) hereof, and (v) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate do not interfere materially with the use by any of the GCS Entities of such properties or assets and are otherwise immaterial. Except as otherwise set forth in the Company Disclosure Letter, all of the real property, compressors, and other material personal property and assets necessary for the business of the GCS Entities are either owned and held in the name of, or leased under valid leasehold interests of, the GCS Entities. Except as set forth in the Company Disclosure Letter, none of the GCS Entities has received any written notice of condemnation or suspension of its right to use with respect to any of the real property used by it, none of such real property is subject to condemnation proceedings to which it is a party and there is not now pending or threatened any governmental or regulatory action to which it is a party or action by a private party adverse to which it is a party to the uses contemplated for the real property by any of the GCS Entities.

                  (b) The Company Disclosure Letter sets forth a correct and complete list of all real property (i) owned or leased by any of the GCS Entities (including any intercompany leases), (ii) as to which any of the GCS Entities has a license, easement, right of way or other right to use, or (iii) as to which any of the GCS Entities has the option to purchase, lease, license or acquire an easement, right of way or other right. The Company has previously delivered or made available for copying to Parent copies of all title reports and title insurance policies owned by or in the possession of any of the GCS Entities or with respect to the Stockholder Properties.

                  (c) The Company Disclosure Letter sets forth a correct and complete list of all vehicles owned or leased by any of the GCS Entities as of July 25, 2000 and there has been no material change between such date and the date hereof.

                  (d) Except as set forth in the Company Disclosure Letter, as of the date hereof, none of the GCS Entities has any legal obligation, absolute or contingent, to any other person to sell, lease or otherwise dispose of any of its real property, compressors, or other material personal property and assets, other than pursuant to mortgages and security interests or leases with financing sources in the ordinary course of business.

         Section 3.10. Condition of Equipment and Inventory. The Company Disclosure Letter sets forth a true and complete list of all compressor units owned or leased by any of the GCS Entities as of July 27, 2000, including a reasonably detailed description of each such compressor and its then current location. Where conformity with a published standard is required by Law or contract, the compressors of the GCS Entities comply with such standards. Except as set forth in the Company Disclosure Letter, all compressors, equipment, vehicles and other similar assets owned by any of the GCS Entities or used in connection with their business are in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. All items of completed inventory of the GCS Entities are, in all material respects, in usable or saleable condition in the ordinary course of business, or serviceable for use in the field. All raw materials, supplies and work-in-process material to the business of the GCS Entities taken as a whole, are at least the standard quality for such items in the compression service industry, are in such condition that they can be converted into merchantable products by industry standard processing procedures currently used by the GCS Entities, and are not materially in excess of the normal purchasing patterns of the GCS Entities. The Company has not been advised in writing by a specific supplier as to any material decrease in the supply of materials available to the GCS Entities, and the Company has no Knowledge that the cost associated with current work-in-process exceeds the saleable value of the final products.

         Section 3.11. Change of Control Agreements. Except as set forth in the Company Disclosure Letter or contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment by or benefit from the GCS Entities to any director, officer, employee of the Company or any other person. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

         Section 3.12. Litigation. Except as set forth in the Company Disclosure Letter, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the Knowledge of the Company and the Company Holders, threatened against any of the GCS Entities or with respect to the Stockholder Properties. Except as set forth in the Company Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to any of the GCS Entities or the Stockholder Properties.

         Section 3.13. Contracts and Commitments. The Company Disclosure Letter sets forth as of the date hereof a correct and complete list of the following contracts to which any of the GCS Entities is a party or which involve the Stockholder Properties (including any amendments, modifications or supplements thereto):

                  (a) all employee agreements, contracts and commitments providing for compensation, severance or other benefits to any employee, former employee or director of any of the GCS Entities and all bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement and other employee benefit plans, compensation arrangements and other benefit arrangements (whether written or oral);

                  (b) all agreements, contracts, and commitments relating to capital expenditures or borrowings in excess of $10,000 individually;

                  (c) all loans, advances to, and investments in, any other Person (as defined in Section 10.11 hereof), and all agreements, contracts or commitments relating to the making of any such loan, advance or investment;

                  (d) all service contracts (including management, consulting and other service contracts) other than with employees;

                  (e) all leases as lessee of personal property (including vehicles);

                  (f) all other agreements, contracts and commitments relating to sales of compression equipment;

                  (g) all other agreements, contracts and commitments that involve $100,000 or more per year individually; and

                  (h) all other agreements, contracts and commitments containing any change of control or similar provision that would (either alone or in conjunction with any other event) be triggered by the execution and delivery of this Agreement or consummation of the Merger or the other transactions contemplated hereby; and

                  (i) all other agreements, contracts and commitments, the breach or termination of which would reasonably be expected to have a Company Material Adverse Effect.

         Except for agreements, arrangements or commitments disclosed in the Company Disclosure Letter, none of the GCS Entities is a party to, and the Stockholder Properties are not involved in, any agreement, arrangement or commitment that is material to the business of the GCS Entities taken as a whole. The Company has delivered or made available for copying to Parent correct and complete copies of all such agreements, arrangements and commitments. None of the GCS Entities has Knowledge that it is in default under any such agreement, arrangement or commitment which has had, or would reasonably be expected to have, a Company Material Adverse Effect.

         Section 3.14. Compression Contracts. The Company has delivered or otherwise made available for copying to Parent and its representatives true and complete copies of all contracts pursuant to which, as of the date hereof, any of the GCS Entities leases or rents compressor units to third parties, or provides compressor operations, maintenance or service ("Compression Contracts"). Except as set forth in the Company Disclosure Letter, no GCS Entity has Knowledge of any material breach, default under or violation of any of the Compression Contracts that are material in the aggregate, by any party to such Compression Contracts, or any event or circumstance that with notice, or lapse of time or both, would constitute an event of default under the terms of any of the Compression Contracts that are material in the aggregate, and all of such Compression Contracts are in full force and effect. Except as set forth in the Company Disclosure Letter, to the Knowledge of the Company, no credits in excess of $10,000 are owed to any customer under any of the Compression Contracts, and there are no oral agreements relating to compression equipment or modifying the terms of any of the Compression Contracts that are material in the aggregate.

         Section 3.15. Warranties and Product Liability. Except for warranties implied by Law or as set forth in the Company Disclosure Letter, none of the GCS Entities has given or made any warranties or guarantees in connection with the sale, rental or lease of goods or operations and maintenance services performed thereon. None of the GCS Entities, to their Knowledge, has given any warranties agreeing to be liable for consequential damages. Except as set forth in the Company Disclosure Letter, neither the Company nor the Company Holders has Knowledge of any pending or threatened claim against any of the GCS Entities with respect to warranties relating to products sold or rented by any of them or maintenance services performed by or on behalf of any of them, including but not limited to warranties related to run time performance, other than pass-throughs of manufacturers' warranties as to which there are no material claims as of the date hereof.

         Section 3.16. Customers and Suppliers.

                  (a) The Company Disclosure Letter contains a true and correct list of (i) the names and addresses of the top twenty customers of the GCS Entities (in terms of revenue) during the eleven-month period ended June 30, 2000 (each, a "Significant Customer"), together with the approximate dollar amount of revenue attributable to each Significant Customer for such period and
(ii) gas compression contract customers as of March 21, 2000 showing the approximate total monthly income amounts for such customers. Except as set forth in the Company Disclosure Letter, no Significant Customer has advised the Company that it has terminated or, to the Knowledge of the Company, threatened to terminate its business dealings with any of the GCS Entities during the six-month period ending on the date hereof or has, during such six-month period, materially decreased, or threatened to materially decrease, its business dealings with any of the GCS Entities in terms of recurring revenue on a monthly basis compared to the average monthly revenue attributable to such Significant Customer over such six-month period.

                  (b) The Company Disclosure Letter contains a true and correct list of the names and addresses of the top ten suppliers of the GCS Entities (in terms of expenses) during the eleven-month period ended June 30, 2000 (each, a "Significant Supplier"), together with a brief description of the type of goods or services provided by such Significant Supplier.

         Section 3.17. Employees. The Company Disclosure Letter contains a true and complete list of all of the employees of the GCS Entities as of July 28, 2000 (and there has been no material change in the number of such employees since that date), specifying their position, age and their weekly salary or hourly wages (including any bonus commitments, if applicable).

         Section 3.18. Employee Benefit Plans. All bonus, deferred compensation, pension, profit sharing, stock option, employee stock (purchase, retirement and other), employee benefit plans, compensation arrangements and other benefit arrangements covering employees or former employees or directors of any of the GCS Entities and all employee agreements, contracts and commitments providing for compensation, severance or other benefits to any employee or former employee or director of any of the GCS Entities or to which any of the GCS Entities has or has had an obligation to make contributions to (whether written or oral) (the "Company Benefit Plans") are set forth in the Company Disclosure Letter. Correct and complete copies of the Company Benefit Plans, any amendments thereto, all Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation rulings or determinations, annual reports, summary plan descriptions, actuarial and other financial reports and such other documentation as reasonably requested by Parent have been provided or made available for copying to Parent. The Company Benefit Plans comply in all material respects with the currently mandatory requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. None of the GCS Entities nor any ERISA Affiliate (as defined below) of any of them maintains, contributes to, or has an obligation to contribute to, or has maintained or contributed to, or has an obligation to contribute to, any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code, or which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither any Company Benefit Plan, nor any of the GCS Entities has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such liability or penalty. Each Company Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with ERISA, the Code and all other applicable Laws. All contributions required to be made as of the date hereof by or on behalf of any GCS Entity to the Company Benefit Plans have been made or provided for. Except as required by Law, none of the GCS Entities maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, except to the extent such benefits are required to satisfy the minimum requirements under Part 6 of Subtitle B of Title I of ERISA, and none of the GCS Entities has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided, other than in the discretion of the Company. To the Knowledge of the Company, there is no audit or investigation by any governmental agency announced or pending with respect to any Company Benefit Plan.

         For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         Section 3.19. Labor and Employment Matters. Except as set forth in the Company Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the GCS Entities taken as a whole:

                  (a) None of the GCS Entities is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). None of the employees of any of the GCS Entities is represented by a union, and to the Knowledge of the Company there is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving any of the GCS Entities, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of any of the GCS Entities, (iii) certification or decertification question relating to collective bargaining units at the premises of any of the GCS Entities or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

                  (b) None of the GCS Entities has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice Law. No agreement, arbitration or court decision or governmental order to which any of the GCS Entities is a party in any way limits or restricts any of the GCS Entities, Parent or Sub from relocating or closing any of the operations of any of the GCS Entities.

                  (c) None of the GCS Entities has failed to pay when due any wages, bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, stockholder, employee, sales representative, contractor, consultant or other agent.

                  (d) Each of the GCS Entities is in substantial compliance with all immigration Laws relating to employment and have properly completed and maintained in all material respects all applicable forms (including but not limited to I-9 forms).

         Section 3.20. Environmental Compliance and Disclosure. Except as set forth in the Company Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the GCS Entities taken as a whole:

                  (a) The GCS Entities possess, and are in substantial compliance with, all permits (including air emission permits), licenses and government authorizations and have filed all notices and registrations that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable to any of the GCS Entities, their compressors and other assets, and the Stockholder Properties and the GCS Entities are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

                  (b) None of the GCS Entities has received written notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party, and the GCS Entities and the Stockholder have no Knowledge of facts or circumstances which would reasonably be expected to form the basis for the assertion of any claim against any of the GCS Entities under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location (including, without limitation, the Stockholder Properties);

                  (c) None of the GCS Entities has entered into or agreed to, nor does any of the GCS Entities contemplate entering into, any consent decree or order, and none of such entities is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

                  (d) None of the GCS Entities or the Stockholder Properties is or to the Knowledge of the Company has been subject to any administrative or judicial proceeding pursuant to, and, to the Knowledge of the Company none has been alleged to be in violation of, applicable Environmental Laws or regulations any time during the past five years;

                  (e) None of the GCS Entities or the Stockholder has received notice that it or the Stockholder Properties is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Stockholder or any of the GCS Entities, or any of their employees, agents or representatives or, to the Knowledge of the Company, arising out of the ownership, use, control or operation by the Stockholder or any of the GCS Entities of any plant, facility, site, area or property (including, without limitation, the Stockholder Properties and any other plant, facility, site, area or property currently or previously owned or leased by any of the GCS Entities) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

                  (f) The Company has, to the Knowledge of the Company, heretofore provided Parent with correct and complete copies of all files of the GCS Entities and the Stockholder relating to environmental matters, including, without limitation, any reports of prior environmental assessments of the Company's operations, facilities and properties and the Stockholder Properties and any correspondence to or from any Governmental Entities with respect to environmental matters. None of the GCS Entities or the Stockholder has paid any fines, penalties or assessments within the last five years with respect to environmental matters for such properties; and

                  (g) None of the Stockholder Properties, the assets owned by the GCS Entities or (to the Knowledge of the Company) any real property leased by any of them contains any friable asbestos, regulated PCBs or underground storage tanks.

         As used in this Section 3.20, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by any of the GCS Entities or with respect to the Stockholder Properties is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

         Section 3.21. Intellectual Property. Except as disclosed in the Company Disclosure Letter, none of the GCS Entities owns, uses or possesses any patents, patent applications, trade names, logos, service marks, service mark applications, trademarks, trademark applications, copyrights, copyright applications, trade secrets, know-how and confidential business information (whether patentable or unpatentable), exclusive of "shrink-wrap" licensed software. The Company Disclosure Letter sets forth a true and complete list of all websites, webpages, Internet addresses, home pages and domain names owned or used by any of the GCS Entities.

         Section 3.22. Brokers. Except for Garlin R. Rhymes and Edward C. Stanton III (the "Company's Independent Advisors"), no third-party broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the GCS Entities or the Company Holders. The Company Disclosure Letter includes a complete and correct description of all agreements between any of the GCS Entities or the Company Holders and the Company's Independent Advisors pursuant to which such advisors would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, and true and complete copies of such agreements have been previously delivered to Parent.

         Section 3.23. Insurance Policies The Company has delivered or made available for copying to Parent prior to the date hereof a complete and accurate list and summary description of all its material insurance policies currently in force that relate to the Stockholder Properties or name any of the GCS Entities or their employees as an insured or beneficiary or as a loss payee or for which any of the GCS Entities has paid or is obligated to pay all or part of the premiums (including with respect to the Stockholder Properties) and has provided the name of the insurance agent for insurance policies providing coverage during any of the preceding three years. None of the GCS Entities has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the GCS Entities is in compliance in all material respects with all conditions contained therein. Except as set forth in the Company Disclosure Letter, there are no pending claims against such insurance policies by any of the GCS Entities or as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the GCS Entities. All such policies are to the Knowledge of the Company in full force and effect, all premiums due thereon have been duly paid, and each of the GCS Entities has complied in all material respects with the provisions of such policies.

         Section 3.24. Notes and Accounts Receivable.

                  (a) Except as disclosed in the Company Disclosure Letter, as of June 30, 2000, there are no notes receivable payable by or to any of the GCS Entities and there has been no material change between such date and the date hereof.

                  (b) The Company has heretofore delivered or made available for copying to Parent a list of its accounts receivable as of June 30, 2000, showing the amounts due and an aging analysis thereof. Such listing is complete and accurate in all material respects, and all accounts receivable listed thereon are bona fide accounts receivable arising in the ordinary course of the business of the GCS Entities and, to the Knowledge of the GCS Entities, are valid claims against the applicable account debtors and not subject to any asserted set-offs as of the date hereof, except as otherwise disclosed in the Company Disclosure Letter.

         Section 3.25. Transactions with Affiliates. Except as set forth in the Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the GCS Entities), no director, officer, stockholder or other "affiliate" or "associate" (as hereinafter defined) of any of the GCS Entities (or any entity in which, to the Knowledge of the Company or the Company Holders, any such director, officer or other affiliate or associate, has any interest, direct or indirect) has an interest, direct or indirect, in: (i) any contract, arrangement or understanding with, or relating to the business or operations of the GCS Entities; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of any of the GCS Entities; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the GCS Entities.

         Section 3.26. Books and Records. The minute books of the GCS Entities, have previously been made available for copying to Parent and its representatives. Except as set forth in the Company Disclosure Letter, the GCS Entities do not have any of their records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not, and all means of access thereto and therefrom) which are not under the exclusive ownership and direct control of such entities.

         Section 3.27. Bank Accounts. The Company Disclosure Letter sets forth an accurate and complete list showing the name and address of each bank in which any of the GCS Entities has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw thereon or that have access thereto.

         Section 3.28. The Trust; Fiduciary Capacity. The Stockholder has provided or made available for review by Parent a true, complete and accurate copy of the Restated Trust Agreement of the Reuben James Helton Trust Dated January 24, 2000 (the "Trust") and all related documents, including any amendments thereto, but redacted to exclude information regarding the beneficiaries of the Trust (the "Trust Documents"). The Trust is a duly formed and valid revocable trust under Michigan law. The Trust authorizes the trustee thereof to sign such documents and take such actions as are necessary to consummate the transactions contemplated by the Merger Agreement. The Trust Documents have been duly executed by Reuben James Helton, as settlor, and by Richard J. Zerafa, as trustee, of the Trust, and James Bauters is the successor trustee upon the resignation, death or disability of Richard J. Zerafa. In the event of the death of Reuben James Helton, the Trust becomes irrevocable. Reuben James Helton has validly transferred to the Trust all of his interest in and to the issued and outstanding shares of Company Common Stock, the Stockholder Properties, and his ownership interests in GCFC and Distributing.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company as follows:

         Section 4.1. Organization and Standing. Each of Parent and Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). Sub is the only significant subsidiary of Parent. Parent has furnished or made available for copying to the Company correct and complete copies of its amended and restated certificate of incorporation (the "Parent Restated Certificate of Incorporation") and bylaws (the "Parent Bylaws") and the charter and bylaws of Sub, each as amended to date. Such charters and bylaws are in full force and effect, and neither Parent nor Sub is in violation of any provision of its charter, bylaws or equivalent organizational documents.

         Section 4.2. Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock. As of the date hereof,
(i) 13,260,061 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 13,162 shares of Parent Common Stock are held in the treasury of Parent, (iii) 860,310 options are outstanding pursuant to the Parent Stock Option Plans ("Parent Options"), each such option entitling the holder thereof to purchase one share of Parent Common Stock, and 1,912,421 shares of Parent Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Parent Options. Except as set forth above or in that certain letter dated the date hereof from Parent to the Company and the Company Holders with respect to certain disclosure matters (the "Parent Disclosure Letter"), there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Parent relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or to pay any dividend or make any other distribution in respect thereof.

         Section 4.3. Corporate Authority.

                  (a) Each of Parent and Sub has all necessary power and authority to execute and deliver this Agreement and the other agreements contemplated in this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Sub of this Agreement, and the consummation by each of Parent and Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of either Parent or Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the TBCA and MBCA). This Agreement has been, and at Closing the other agreements contemplated in this Agreement will have been, duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company and the Company Holders, constitute a legal, valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  (b) The Board of Directors of each of Parent and Sub has (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are in the best interests of each of Parent and Sub and the holders of Parent Common Stock and (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby.

         Section 4.4. No Conflict. The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance of this Agreement by each of Parent and Sub and the consummation of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate Parent's or Sub's charters or bylaws, (ii) subject to Section 4.5, conflict with or violate any Law applicable to Parent or Sub or by which any property or asset of either of them is bound or affected, or (iii) except as set forth in the Parent Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean, with respect to Parent, any change, event or effect that materially adversely affects the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Parent, taken as a whole, except to the extent that any such change, event or effect is the result of adverse changes in economic conditions in or affecting the U.S. gas compression service industry generally.

         Section 4.5. Required Filings and Consents. The execution and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement by such persons will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any applicable state securities Laws and filing and recordation of appropriate merger documents as required by the TBCA and the MBCA, (ii) for those required by the HSR Act and
(iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         Section 4.6. Compliance. Except as disclosed in the Parent Disclosure Letter, each of Parent and Sub (i) has been operated at all times in compliance with all Laws applicable to Parent and Sub or by which any property, business or asset of Parent or Sub is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which Parent or Sub is a party or by which Parent or Sub or any property or asset of Parent or Sub is bound or affected, except where the failure to be in compliance or for such defaults or violations, that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.7. SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since the date of its initial public offering of Parent Common Stock (collectively, the "Parent SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, each as in effect on the date so filed. None of the Parent SEC Reports contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) All of the financial statements included in the Parent SEC Reports, in each case including any related notes thereto, as filed with the SEC (collectively, the "Parent Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

         Section 4.8. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Parent Disclosure Letter, since March 31, 2000, Parent and Sub have conducted their respective businesses in a manner substantially consistent with prior practice and there has not occurred (i) any event or condition that has had or would reasonably be expected to have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or Sub, (iii) any material change in accounting methods, principles or practices employed by Parent, or (iv) any material action of the type described in Section 5.2 which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

         Section 4.9. Litigation. Except as set forth in the Parent Disclosure Letter, there is no Litigation pending or, to the Knowledge of Parent, threatened against Parent that would reasonably be expected to have a Parent Material Adverse Effect. Except for such matters which have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to Parent or Sub.

         Section 4.10. Brokers. No broker, finder or investment banker Parent or Subsidiary is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of them.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.1. Covenants of the GCS Entities. During the period from the date of this Agreement and continuing until the Effective Time, each of the Company and the Company Holders agrees as to itself or himself that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing):

         (a) Ordinary Course. The Company shall, and the Company, the Stockholder and the Optionholder shall cause each of the Subsidiary and the Affiliated Companies to, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it.

         (b) Dividends; Changes in Share Capital. The Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or the Affiliated Companies to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iii) issue any securities or grant options, warrants or rights to purchase any securities or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Issuance of Securities. The Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or any of the Affiliated Companies to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing.

         (d) Governing Documents. The Company shall not, and the Company, the Stockholder and the Optionholder shall cause the Subsidiary and the Affiliated Companies not to, amend the charter or bylaws or other governing documents of such entities or, except as otherwise contemplated by this Agreement, propose or authorize any plan or complete or partial liquidation or dissolution.

         (e) No Acquisitions. The Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or the Affiliated Companies to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or all or any portion of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. The Company will not materially change its vehicle fleet from that set forth in the Company Disclosure Letter without notifying Parent.

         (f) No Dispositions. The Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or any of the Affiliated Companies to, sell, lease (whether by operating lease, capital lease, synthetic lease or otherwise), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any assets or equipment except in the ordinary course of business pursuant to contractual obligations existing as of the date hereof.

         (g) Capital Expenditures. The Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or the Affiliated Companies to, incur or commit to any capital expenditures except as described in the Company Disclosure Letter other than additional capital expenditures incurred or committed to in the ordinary course of business consistent with past practice; provided that no such additional capital expenditure shall be incurred or committed to with respect to (i) the repair or retrofitting of existing compressor equipment in excess of $100,000 per compressor or (ii) other expenditures in excess of $50,000 per item, in each case unless consented to by Sub, such consent not to be unreasonably withheld.

         (h) No Incurrence or Compromise of Indebtedness. Other than borrowings in the ordinary course of business, the Company shall not, and the Company, the Stockholder and the Optionholder shall not permit the Subsidiary or the Affiliated Companies to (i) incur, create, assume, guarantee or otherwise become liable for indebtedness for borrowed money, or (ii) forgive or compromise indebtedness owing to any of the GCS Entities.

         (i) No Changes in Employment Arrangements. The GCS Entities shall not enter into or amend any employee agreements, contracts or commitments, to any of their directors or any of their officers or other employees; enter into, adopt or amend any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, compensation arrangement or other arrangement; or grant any increases in the compensation of (i) any director or any officer or (ii) with respect to any other employee, any increase outside the ordinary annual increase to such employees.

         (j) Consultation with Parent. The GCS Entities and management thereof shall consult Parent concerning all material business and operating decisions affecting the GCS Entities and advise Parent of any material adverse changes or developments relating to customers.

         (k) Other Actions. Neither the Company nor the Company Holders shall, and shall not permit the Subsidiary or the Affiliated Companies to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

         (l) Accounting Matters. Except as required by a Governmental Entity, the Company shall not make any change to its methods, principles or practices of accounting in effect at July 31, 1999, except as required by changes in GAAP or as concurred with by the Auditors. The Company shall not change its fiscal year. The Company shall deliver the Current Audited Financial Statements to Parent as soon as available but in any event not less than two Business Days prior to Closing.

                  (m) Tax Matters. The GCS Entities shall not, without the prior written consent of Parent (which consent shall not unreasonably be withheld), make any change with respect to their methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of Tax Returns for prior taxable years, except for any change required by applicable Law.

                  (n) Authorization of the Foregoing. The Company shall not, and shall not permit the Subsidiary or any of the Affiliated Companies to, authorize, commit or agree to take any of the foregoing actions, as the case may be.

         Section 5.2. Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and Sub that (except as expressly contemplated or permitted or required by this Agreement or as otherwise indicated on the Parent Disclosure Letter or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) Dividends; Changes in Share Capital. Parent shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (b) Issuance of Securities. Parent shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Parent Common Stock upon the exercise of stock options or in connection with rights under other stock-based benefits plans or upon the exercise of the stock options issued pursuant to clause (iii) below, (ii) issuances by a wholly owned subsidiary of Parent of capital stock to such subsidiary's parent, (iii) issuances of stock options in connection with option grants by Parent or for new hires in the ordinary course of business, (iv) the issuance of Parent Common Stock in connection with acquisitions, or (v) the issuance of Parent Common Stock pursuant to contractual purchase rights or preemptive rights held by shareholders of Parent.

                  (c) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by Law or required by the rules and regulations of the NYSE, Parent shall not amend the Parent Restated Certificate of Incorporation or the Parent Bylaws, or other governing documents.

                  (d) Other Actions. Parent shall not, and shall not permit Sub to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

                  (e) Authorization of the Foregoing. Parent shall not, and shall not permit Sub to, authorize, commit or agree to take any of the foregoing actions.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1. Access.

                  (a) Upon reasonable advance notice, each of Parent and the Company shall, and shall cause its Subsidiaries and Affiliated Companies to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives ("Representatives") of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such period, each of Parent and the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of Parent and the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable Law with respect to national security matters or (ii) in the reasonable judgment of such party any Law or treaty of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Non-Disclosure Agreement dated as of June 20, 2000 between Parent and the Company (the "Confidentiality Agreement"). Any investigation by Parent, any of the GCS Entities or the Company Holders shall not affect the representations and warranties of Parent or the Company and the Company Holders, as the case may be.

                  (b) Upon reasonable advance notice, the Company shall, and shall cause its Subsidiary and the Affiliated Companies to, afford to Parent and its Representatives, from the date hereof until the Effective Time, reasonable access during normal business hours to all employees, agents and independent contractors of such entities.

                  (c) Prior to the Closing Date, Parent shall have the right to conduct a Phase I environmental assessment of the operations, facilities and properties of the GCS Entities (including the Stockholder Properties), whether owned or leased, which assessment shall be conducted by an environmental consultant of Parent's choice.

         Section 6.2. Reasonable Efforts; Consents and Approvals.

                  (a) Subject to the terms and conditions of this Agreement, each party hereto will use all commercially reasonable efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are necessary to consummate the Merger and the transactions contemplated hereby (each a "Required Approval"). In furtherance and not in limitation of the foregoing, each of Parent, Company and Stockholder agrees to make as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five Business Days of the date hereof) and (ii) any other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such Law and to use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other Law as soon as practicable.

                  (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2(a) to obtain all Required Approvals, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity regarding any of the transactions contemplated hereby, and
(iii) promptly inform the other party of the timing and content of any communications with the DOJ or any such other Governmental Entity, and, to the extent permitted by the DOJ or such other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences.

                  (c) Each of Parent and the Company, and their respective Board of Directors, shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

         Section 6.3. Exclusive Dealing.

                  (a) During the period from the date of this Agreement to the Effective Time, neither the Company, the Stockholder, the Optionholder, the Subsidiary nor the Affiliated Companies shall take any action to, directly or indirectly, encourage, initiate or engage in discussion or negotiations with, or provide any information to, any Person, other than Parent or its representatives, concerning any purchase of the stock or any merger or sale of all or any substantial portion of the assets of the Company, the Subsidiary or the Affiliated Companies or of the Stockholder Properties or similar transaction involving the Company, the Stockholder, the Optionholder, the Subsidiary, the Affiliated Companies or the Stockholder Properties or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other extraordinary transaction involving the Company, the Subsidiary or the Affiliated Companies (an "Alternative Transaction"), other than the transactions contemplated by this Agreement.

                  (b) The Company will notify Parent orally (within two Business
Days) and in writing (as promptly as is reasonably practicable) of all relevant terms of any proposals by a third party with respect to any Alternative Transaction which the Company, or any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accounts or other representatives may receive during the period from the date hereof to the Effective Time relating to any Alternative Transaction and, if such proposal is in writing, the Company will deliver to Parent a copy of such inquiry or proposal.

                  (c) The Company will promptly request and pursue the return or destruction of confidential Company information in accordance with all applicable confidentiality agreements.

         Section 6.4. Pahl Option. On the Closing Date, effective immediately prior to the Effective Time, Optionholder shall exercise the Pahl Option for 4,444 shares of Company Common Stock and shall surrender any right to receive any additional shares of Company Common Stock pursuant to the Pahl Option or otherwise. In payment of the option exercise price for the Pahl Option, Optionholder shall transfer, convey, assign and deliver to the Company and the Company shall accept all right, title and interest (including all rights to receive payment) in respect of the note or account payable from GCFC to Optionholder in the principal amount of $401,901. (If such note or account payable is evidenced by a promissory note, Optionholder will endorse and deliver such note to the Company.) In satisfaction of his obligation to provide for the withholding taxes arising from the exercise of the Pahl Option, Optionholder directs Parent to deliver to the Company (i) the $60,000 payable to Optionholder by Sub for Optionholder's shares in GCFC as provided in Section 6.6 below, (ii) the cash payable to Optionholder in the Merger attributable to his ownership of Company Common Stock and (iii) that number of Merger Shares attributable to his ownership of Company Common Stock with a value determined under Section 1.4(a) equal to the minimum withholding tax obligation applicable to the ordinary income recognized by Optionholder as a result of the exercise of the Pahl Option less the sum of the amounts in clauses (i) and (ii) of this sentence.

         Section 6.5. Affiliated Companies.

                  (a) Prior to the Closing Date, the Company will purchase, accept and assume, for $100,000 in cash, the 21% membership interest in Distributing held by Randy Irish together with all right, title and interest of Randy Irish in and to any amounts payable or distributable by Distributing to Randy Irish or in respect of such membership interest (the foregoing, collectively, the "Irish Distributing Interests").

                  (b) Prior to the Closing Date, the Company will purchase, accept and assume, for $10,000 in cash, the 1% membership interest in Subsidiary held by Chad Helton together with all right, title and interest of Chad Helton in and to any amounts payable or distributable by Subsidiary to Chad Helton or in respect of such membership interest (the foregoing, collectively, the "Chad Helton Subsidiary Interests").

                  (c) The Company and Stockholder will take any and all actions reasonably necessary to cause the Company to so acquire the Irish Distributing Interests and the Chad Helton Subsidiary Interests for the aforementioned cash amounts, including implementing cash-out statutory mergers, if necessary subject to the approval of Parent, which approval shall not be unreasonably withheld.

         Section 6.6. Transactions with Sub. At the Effective Time, the Optionholder shall convey and transfer to Sub and Sub shall purchase, accept and assume from the Optionholder, for an aggregate purchase price of $60,000 in cash, all of the Optionholder's shares of capital stock of GCFC representing his 21% interest in GCFC together with all right, title and interest of the Optionholder in and to any amounts payable or distributable by GCFC to the Optionholder or in respect of such capital stock, including any S corporation distributions payable. At the Effective Time, the Stockholder shall convey and transfer to Sub and Sub shall purchase, accept and assume from the Stockholder for an aggregate purchase price of $1,197,000 in cash: (i) all of the shares of capital stock of GCFC representing the Stockholder's 79% interest in GCFC, together with all right, title and interest of the Stockholder in and to any amounts payable or distributable by GCFC to the Stockholder or in respect of such capital stock, including any S corporation distributions payable; (ii) the 79% membership interest in Distributing held by the Stockholder together with all right, title and interest of the Stockholder in and to any amounts payable or distributable by Distributing to the Stockholder or in respect of such membership interest; and (iii) the real estate assets described and identified as the Stockholder Properties in the Company Disclosure Letter (the "Stockholder Properties"). The aggregate purchase price for the Stockholder Properties shall be allocated as set forth in the Company Disclosure Letter. All parties agree that the purchase by Sub of the stock of GCFC shall be subject to an election under Section 338(h)(10) of the Code. The Company, the Stockholder and the Optionholder each represents and warrants to Parent that, upon consummation of the Merger and the transactions contemplated by this Section 6.6, there shall have been conveyed to Sub 100% of the authorized, issued and outstanding capital stock of GCFC and 100% of the authorized, issued and outstanding membership interests in each of Distributing and Subsidiary, in each case free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

         Section 6.7. Benefit Plans. Immediately prior to the Closing, the Company shall take appropriate action to cease benefit accruals under and terminate the Company's 401(k) plan. All employees of the Company at the Effective Time will become employees of Sub.

         Section 6.8. Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (i) as otherwise set forth in Section 8.2 hereof and, (ii) that the Expenses incurred by the GCS Entities as set forth in the Company Disclosure Letter shall not exceed the amounts reflected therein. As used in this Agreement, the term "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, satisfaction of conditions and performance of this Agreement and the transactions contemplated hereby.

         Section 6.9. Public Announcements. Parent and the Company shall consult each other before issuing any press release or other public announcement regarding this Agreement or the Merger, and shall not issue any such press release or other public announcement without the consent of the other (which consent shall not be unreasonably withheld) unless required by Law, as advised by counsel, or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.10. Listing. Parent shall cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE.

         Section 6.11. Tax Treatment. Each of Parent and the Company and their respective Subsidiaries shall use reasonable efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code. The Company and Parent (and their subsidiaries) and the Stockholders shall treat the Merger Shares as property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and Parent covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 6.11. Each of the Company and Parent agrees that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing.

         Section 6.12. Board Participation. Reuben James Helton, if he so elects on or prior to the Closing Date, shall be offered the opportunity to be nominated to serve in his individual capacity on the Board of Directors of Parent in accordance with the provisions of the Parent Restated Certificate of Incorporation and Parent Bylaws, as described in the letter agreement to be entered into by Parent and the Company Holders, which letter agreement shall be substantially in the form of Exhibit D hereto (the "Board Participation Letter Agreement").

         Section 6.13. Further Assurances.

                  (a) At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                  (b) In case at any time after the Effective Time any further action is necessary to carry out the purposes and intent of this Agreement and the transactions contemplated hereby, each of the Company Holders agrees to take or cause to be taken such further action (including the execution and delivery of such further instruments and documents) as Parent reasonably may request.

         Section 6.14. Registration of the Sale of Merger Shares. Parent agrees that it shall prepare and cause to be filed, within two Business Days after the Closing Date, at its sole expense, a shelf registration statement on Form S-3 covering the offering and sale by the Company Holders of 500,000 of the Merger Shares and provide subsequent registration rights in accordance with the Registration Agreement substantially in the form attached as Exhibit J hereto (the "Registration Agreement").

         Section 6.15. Notices of Certain Events. From the date hereof until the Closing Date, each of the Company and the Company Holders, on the one hand, and Parent, on the other, shall promptly notify the other party of:

                  (a) the occurrence of any event whose occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time,
(ii) any condition set forth in Article VII to not be satisfied, or (iii) any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, on such party;

                  (b) any material failure of such party, to comply with in any material respect any covenant or agreement to be complied with by it hereunder; and

                  (c) any notice or other communication from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                                   CONDITIONS

         Section 7.1. Conditions to the Obligation of Each Party. The respective obligations of Parent, Sub, the Company and the Company Holders to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

                  (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or applied to, or the withholding any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall have used commercially reasonable efforts to have any such order or injunction vacated; and

                  (b) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act).

         Section 7.2. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:


                  (a) (i) the representations and warranties of the Company and the Company Holders in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time (except that any representations and warranties made as of a specified date or as to a specified period of time need be true and correct only as of such date or as to such period of time); (ii) the representations and warranties of the Company and the Company Holders in the Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (except that any representations and warranties made as of a specified date or as to a specified period of time need be true and correct only as of such date or as to such period of time); (iii) the Company and the Company Holders shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iv) an officer of the Company and each of the Company Holders shall have delivered to Parent and Sub a certificate to the effect that each of the foregoing conditions and the conditions in Section 7.2(c) and (i) is satisfied in all respects;

                  (b) Each of Parent, the Company, the Affiliated Companies and any of their Subsidiaries shall have fully cooperated in good faith to procure applicable third party consents or waivers with respect to consummation of the Merger and the other transactions contemplated hereby;

                  (c) There shall not have occurred since the date hereof any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect;

                  (d) The Company and the Company Holders shall have tendered to Sub certificates representing all of the issued and outstanding shares of capital stock of the Company and GCFC.

                  (e) Each of the Company Holders shall have executed and delivered to Parent a lock-up letter in substantially the form of Exhibit E hereto;

                  (f) Michael Pahl shall have exercised the Pahl Option;

                  (g) Each of the Company Holders shall have executed and delivered to Parent the Escrow Agreement;

                  (h) The Company shall have executed and delivered the Retention Plan;

                  (i) No holder of equity securities of the Company, the Subsidiary or any of the Affiliated Companies shall have exercised any dissenters', appraisal or similar rights with respect to the Merger or the other transactions contemplated hereby;

                  (j) Parent shall have received the legal opinions, dated the Closing Date, of (i) Mayor, Day, Caldwell & Keeton, L.L.P., Warner Norcross and Judd, L.L.P. and Zerafa Law Offices, P.C., substantially to the effects, subject to customary qualifications and assumptions, set forth in Exhibits F, G and H, respectively, hereto and (ii) King & Spalding that the Merger will qualify as a reorganization under Section 368(a) of the Code;

                  (k) Phase I environmental assessments of the operations, facilities and properties of the GCS Entities and the Stockholder Properties shall have been completed, and, within Parent's reasonable judgment, shall not indicate material potential liabilities; provided, however, that Parent shall have advised the Company as to any such judgment by Parent on or before August 21, 2000, and Parent shall have, at its option, the right (i) to terminate this Agreement by notice on or before August 23, 2000 or (ii) to continue with the Closing and pursue any remedies with respect to any Loss (as hereafter defined) related to such operations, facilities and properties subject to all the provisions of Article IX; and with respect to any Stockholder Property, Parent may elect by notice on or before August 23, 2000 to exclude such property from purchase under this Agreement and require the property to be retained by the Stockholder (in which event the parties shall enter into a lease termination agreement with respect to such excluded property in substantially the form of the lease termination agreement attached as an exhibit to the Company Disclosure Letter) and pursue any remedies with respect to any Loss related to such Stockholder Property, or the operations or facilities thereon, subject to all the provisions of Article IX;

                  (l) The trustee of the Trust shall have delivered to Parent a Certificate of Trustee substantially in the form of Exhibit I hereto; and

                  (m) Indebtedness of Reuben James Helton to the Company in the amount of $950,000 shall be repaid at the Closing.

         Section 7.3. Conditions to Obligations of the Company and the Company Holders to Effect the Merger. The obligations of the Company and the Company Holders to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) (i) the representations and warranties of Parent and Sub in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time; (ii) the representations and warranties of Parent and Sub in the Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time; (iii) each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (v) an officer of each of Parent and Sub shall have delivered to the Company a certificate to the effect that each of the foregoing conditions and the condition in Section 7.3(b) is satisfied in all respects;

                  (b) There shall not have occurred any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect;

                  (c) Parent shall have executed and delivered to the Company Holders a Registration Agreement in substantially the form of Exhibit J hereto;

                  (d) The Company and the Company Holders shall have received the legal opinions, dated the Closing Date, of Valerie L. Banner, Senior Vice President and General Counsel of Parent and King & Spalding, substantially to the effects, subject to customary qualifications and conditions, set forth in Exhibits K and L, respectively, hereto;

                  (e) If Reuben James Helton so elects, Parent shall have executed and delivered to him the Board Participation Letter Agreement;

                  (f) Parent shall have executed and delivered the Escrow Agreement;

                  (g) Parent shall have executed and delivered the Retention Plan; and

                  (h) Reuben James Helton shall have been released from all guarantees or other similar obligations in respect of debt or other similar agreements of the GCS Entities disclosed in the Company Disclosure Letter.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) By mutual written consent of Parent and the Company;

                  (b) By either the Company or Parent if the Effective Time shall not have occurred on or before September 30, 2000 (the "Termination Date");

                  (c) By either the Company or Parent if any Governmental Entity
(i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, in each of case (i) and
(ii) which is necessary to fulfill the conditions set forth in Section 7.1(b) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.2 has caused or resulted in such action or inaction; and provided, further that if an information request is received under the HSR Act, the Termination Date will be extended as necessary for up to sixty days;

                  (d) By the Company, if Parent or Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3 and (B) has not been or is incapable of being cured by Parent or Sub within 30 calendar days after its receipt of written notice thereof from the Company;

                  (e) By Parent, if any of the Company or the Company Holders shall have breached or failed to perform any of its or his representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2 and (B) has not been or is incapable of being cured by the Company or the Company Holders within 30 calendar days after its receipt of written notice thereof from Parent;

                  (f) By the Company or Parent if the mean of the closing prices of Parent Common Stock on the NYSE for the 20 consecutive trading day period ending the third Business Day prior to the Closing Date is less than $22.00 per share;

                  (g) By the Company or Parent if trading in any securities of Parent has been suspended or materially limited by the SEC or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by order of the SEC, the National Association of Securities Dealers, Inc. or any Governmental Entity, or if a banking moratorium has been declared by either Federal or New York authorities; and

                  (h) By Parent as and on or prior to the date provided in
Section 7.2(l) hereof.

                  Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under Section 8.1(b), (d) or (e) shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

         Section 8.2. Effect of Termination.

                  (a) In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 8.2 and in Section 6.8, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from liability for any willful breach hereof.

                  (b) In the event of termination of this Agreement other than pursuant to Section 8.1(e), Parent agrees to reimburse the Company for up to $250,000 in reasonable out-of-pocket third party expenses (including the reasonable fees and expenses of legal counsel, accountants and other consultants) actually incurred by the GCS Entities in connection with the preparation and negotiation of this Agreement or the furtherance of the transactions contemplated hereby.

         Section 8.3. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1. Company Holders' Indemnification Obligations. Subject to the further provisions hereof and of the Escrow Agreement, after the Effective Time, the Company Holders shall indemnify and reimburse Parent for any and all claims, losses, liabilities, damages (including fines, penalties, and criminal or civil judgments and settlements), costs (including court costs) and expenses (including attorneys' and accountants' fees and expenses) (hereinafter

"Loss" or "Losses"), suffered or incurred by Parent or Sub or any of their directors, officers, employees, successors or assigns (the "Parent Indemnified Parties"), as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of the Company or the Company Holders set forth in this Agreement, whether such breach or inaccuracy exists or is made on the date of the Agreement or as of the Closing Date and without regard to any qualification in such representation or warranty for material, immaterial, Company Material Adverse Effect or similar terms (but subject to the provisions of Sections 9.3 through 9.8), and (ii) any breach of or noncompliance by the Company or the Company Holders with any covenant or agreement of either of them contained in this Agreement.

         Section 9.2. Parent's Indemnification Obligations. Subject to the further provisions hereof, after the Effective Time, Parent shall indemnify and reimburse the Company Holders, for any and all Losses suffered or incurred by Company Holders or any of their trustees, representatives, heirs, beneficiaries, successors or assigns (the "Stockholder Indemnified Parties"), as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of Parent or Sub set forth in this Agreement, whether such breach or inaccuracy exists or is made on the date of the Agreement or as of the Closing Date (but subject to the provisions of Sections 9.3 through 9.8), and (ii) any breach of or noncompliance by Parent or Sub with any covenant or agreement of Parent contained in this Agreement.

         Section 9.3. Survival. The representations and warranties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing, but shall survive until June 30, 2001, except that (i) the representations and warranties contained in Sections 3.1, 3.6, 3.15, 3.18, 3.20, 3.23, 4.1, 4.2 and 4.3 shall survive until June 30, 2002 and (ii) the representations and warranties contained in clause (iii) of the fourth sentence, the sixth sentence and the eighth sentence of Section 3.1(b), Section 3.8 and the last sentence of Section
6.6 shall survive the until the expiration of the applicable statute of limitations. No investigation or other examination by Parent or its designees or representatives, on the one hand, or the Company, the Company Holders or their designees or representatives, on the other, shall affect the term of survival of the representations and warranties set forth above.

         Section 9.4. Threshold. The Parent Indemnified Parties will not make a Claim (as hereafter defined) against the Company Holders, and the Stockholder Indemnified Parties will not make a Claim against Parent, for indemnification under Section 9.1 and 9.2, respectively, herein unless and until the aggregate amount of such Claims against such party exceeds $650,000 (the "Threshold"), in which event such party may claim indemnification for all such Losses, including the amount of the Threshold. For purposes of this Section 9.4, the Company Holders shall be considered a single party. No Claim may be made in respect of any breach of a representation, warranty, covenant or agreement pursuant to
Section 9.1 unless the amount of such Claim is in excess of $40,000, and Claims with respect to separate breaches may not be aggregated for purposes of this requirement.

         Section 9.5. Notice of Claim. Parent shall promptly notify the Company Holders, and the Company Holders shall promptly notify Parent, as applicable, in writing, of any claim for recovery, specifying in reasonable detail the nature of the Loss and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (a "Claim"). The party seeking indemnification shall provide to the indemnifying party, as promptly as practicable thereafter, information and documentation reasonably requested by such indemnifying party to support and verify the claim asserted, unless the party seeking indemnification has been advised by counsel that there are no reasonable grounds to assert a joint defense privilege with respect to such information and documentation.

         Section 9.6. Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the indemnifying party may assume the defense or the prosecution thereof by written notice to the party seeking indemnification, including the employment of counsel or accountants, in each case reasonably satisfactory to such party, at their cost and expense. The party seeking indemnification shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the party seeking indemnification shall be at its expense. The indemnifying party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the indemnifying party does not assume the defense or prosecution of a claim within 30 days of notice thereof, the party seeking indemnification may settle such claim without the indemnifying party's consent. The Company Holder shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of the Company and the Subsidiary without Parent's prior written consent. Whether or not the indemnifying party does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The indemnifying party shall be subrogated to all rights and remedies of the party seeking indemnification.

         Section 9.7. Limitation on Recourse. Except as provided in the next sentence, all amounts owed by the Company Holders to the Parent Indemnified Parties under this Article IX shall be offset by Parent against the Escrowed Shares, to the extent of such shares, in accordance with the terms of the Escrow Agreement without regard to whether the obligation was owed by the Company or the Company Holders, or the relative fault of any of them, and such offset shall be the sole remedy and recourse of the Parent Indemnified Parties. Notwithstanding the foregoing, (i) in the event and to the extent that Escrowed Shares have been released to the Company Holders in accordance with the Escrow Agreement and thereafter the value of any remaining Escrowed Shares, if any, is insufficient to cover amounts owed by the Company Holders to the Parent Indemnified Parties in respect of Losses attributable to a breach of the representations and warranties contained in Section 3.8, the Parent Indemnified Parties shall have the right to recover from the Company Holders (or their heirs, successors or assigns) prior to the expiration of the survival period for such representations and warranties as specified in Section 9.3, the total amount of such deficiency that does not exceed the total value of all Escrowed Shares so released to the Company Holders (which value shall be calculated on the date of such release in the same manner as described in Article I); and (ii) in the event and to the extent that the value of then remaining Escrowed Shares, if any, is insufficient to cover amounts owed by the Company Holders to the Parent Indemnified Parties in respect of Losses attributable to a breach of the representations and warranties contained in clause (iii) of the fourth sentence, the sixth sentence and the eighth sentence of Section 3.1(b) and the last sentence of Section 6.6, the Parent Indemnified Parties shall have the right to recover from the Company Holders (or their heirs, successors or assigns) prior to the expiration of the survival period for such representations and warranties as specified in Section 9.3, the total amount of such deficiency. Parent's indemnification and reimbursement obligation to Stockholder Indemnified Parties shall not exceed $3,600,000. It is further expressly agreed that, after the Effective Time, neither the Company, any Parent Indemnified Party, the GCS Entities nor any Stockholder Indemnified Party shall have any claim, cause of action or right as to any representation, warranty, covenant, agreement, act or omission under or relating to this Agreement, the other instruments and agreements referred to herein or the transactions contemplated hereby or thereby, other than the rights of indemnity under and subject to the provisions of Articles VIII and IX and the Escrow Agreement; and all such other claims, causes of action and rights are hereby irrevocably and fully released for all purposes effective as of the Effective Time; provided, however, that this
Section 9.7 shall not limit any covenant or agreement of the parties which contemplates performance after the Effective Time, or limit any claim, cause of action or right arising from any fraudulent act or omission.

         Section 9.8. Express Negligence. THE INDEMNITIES SET FORTH IN THIS
ARTICLE IX ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE HEREOF NOTWITHSTANDING TEXAS'S EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE, OR THE SIMPLE GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE), OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1. No Third Party Beneficiaries. Except as specifically provided herein, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

         Section 10.2. Entire Agreement. This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter), together with the Confidentiality Agreement, constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof (including, without limitation, that certain letter agreement dated July 13, 2000 between the Company and Parent).

         Section 10.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, heirs and assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Sub may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval.

         Section 10.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 10.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF; PROVIDED, HOWEVER, THAT THE MERGER SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE STATES OF TEXAS AND MICHIGAN.

         Section 10.7. Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Texas, and/or any state court of the State of Texas located in Harris County in any action, suit or proceeding brought by or against such party in connection with, arising from or relating to this Agreement, the transactions contemplated hereby and any document contemplated herein or otherwise relating hereto, and each party hereby waives and further agrees not to assert as a defense in any such suit, action or proceeding any claim that such party is not personally subject to the jurisdiction of any such courts, that the venue of the suit, action or proceeding is brought in an inconvenient forum or that this Agreement or the subject matter hereof may not be enforced in or by such courts. THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

         Section 10.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


         Section 10.9. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any federal or state court located in the State of Texas, in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 10.10. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


         Section 10.11. Certain Definitions. For purposes of this Agreement, the terms:

                  (a) "Associate" and "Affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act.

                  (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                  (c) "Knowledge" means the actual knowledge of a Person. With respect to any of the GCS Entities, such Persons shall be deemed to have Knowledge only of those matters actually known by Reuben James Helton, Colleen
M. Yuncker, Michael Pahl, Randy Irish, Lois E. Pahl, Verna Blackwell, Michael Taylor, Jaclynn K. Richards, Sandy Shields-Zoulek, Amy Rogers, Carry Miterko, Chris Helton and Richard J. Zerafa.

                  (d) "Person" means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, entity, unincorporated organization, government or any political subdivision, agency or instrumentality thereof, or other entity or group (as defined in the Exchange
Act).

         Section 10.12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.12:

         If to Parent or Sub:

                                     Universal Compression Holdings, Inc.
                                     4440 Brittmoore Road
                                     Houston, Texas  77041
                                     Attention: Mr. Stephen A. Snider, President
                                     Telecopy: (713) 466-6720
         with copies to:

                                       Universal Compression Holdings, Inc.
                                       4440 Brittmoore Road
                                       Houston, Texas  77041
                                       Attention:  Ms. Valerie L. Banner,
                                                   Senior Vice President and
                                                   General Counsel
                                       Telecopy:  (713) 466-6720

                                       King & Spalding
                                       1100 Louisiana Street, Suite 3300
                                       Houston, Texas  77002
                                       Attention:  Ms. Christine LaFollette
                                       Telecopy:  (713) 751-3290

         If to the Company, the Stockholder or the Optionholder:

                                       Gas Compression Services, Inc.
                                       2480 Aero Park Drive
                                       Traverse City, Michigan 49686
                                       Attention:  Chief Executive Officer
                                       Telecopy:  (231) 946-0926

         with copies to:

                                       Zerafa Law Offices, P.C.
                                       134 River Street
                                       Elk Rapids, Michigan 49629
                                       Attention:  Richard J. Zerafa, Esq.
                                       Telecopy:  (231) 264-8127

                                       Mayor, Day, Caldwell & Keeton
                                       700 Louisiana Street, Suite 1900
                                       Houston, Texas 77002
                                       Attention:  Ms. Kathleen M. Kopp
                                       Telecopy:  (713) 225-7047

         IN WITNESS WHEREOF, each of the Company, the Company Holders, Parent and Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 GAS COMPRESSION SERVICES, INC.


                                 By: /s/ Colleen M. Yuncker
                                    -------------------------------------------
                                    Name:  Colleen Yuncker
                                    Title: President and Chief Executive Officer


                                 THE REUBEN JAMES HELTON TRUST
                                 DATED JANUARY 24, 2000



                                 By: /s/ Richard J. Zerafa
                                    -------------------------------------------
                                    Name:  Richard J. Zerafa
                                    Title: Trustee


                                 UNIVERSAL COMPRESSION HOLDINGS, INC.


                                 By: /s/ Ernie L. Danner
                                    -------------------------------------------
                                    Name:  Ernie L. Danner
                                    Title: Executive Vice President


                                 UNIVERSAL COMPRESSION, INC.


                                 By: /s/ Ernie L. Danner
                                    -------------------------------------------
                                    Name:  Ernie L. Danner
                                    Title: Executive Vice President


                                  MICHAEL PAHL


                                 By: /s/ Michael Pahl
                                    -------------------------------------------
                                    Michael Pahl

                                     JOINDER

         Each of the undersigned hereby acknowledges and confirms that he or she
(i) has reviewed and is fully informed with respect to the foregoing Agreement and Plan of Merger (the "Agreement") and the transactions contemplated thereby,
(ii) approves, consents to and endorses the Agreement, agrees and consents to the consummation of the Agreement and the transactions contemplated by the Agreement in accordance with the terms and conditions of the Agreement and agrees to take such further actions as may be necessary to carry out the purposes of the Agreement or to further evidence the matters represented herein or therein, and (iii) agrees that any interest he or she may have had or may have in the GCS Entities or Stockholder Properties shall be irrevocably bound by the terms and conditions of the Agreement.

         The undersigned Reuben James Helton hereby further represents and warrants (i) that he has validly transferred to the Trust all of his right, title and interest in and to the issued and outstanding shares of Company Common Stock, the Stockholder Properties and his ownership interests in Gas Compression Finance Corporation and GCS. Distributing, LLC, (together, the "Trust Properties"), (ii) that the Trust has not been revoked and will not be revoked prior to the earlier of the Effective Time or the termination of the Agreement as provided therein, and that Richard J. Zerafa is fully empowered to act as Trustee without any further authorization or consent of the undersigned.

         The undersigned Susan Helton hereby further represents and warrants that she had no interest in the Trust Properties prior to the transfer of the Trust Properties to the Trust.


         Dated this 4th day of August, 2000.



                                          /s/ Reuben James Helton
                                          -------------------------------------
                                          Reuben James Helton



                                          /s/ Susan Helton
                                          -------------------------------------
                                          Susan Helton